Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 16, 2025, with respect to the consolidated financial statements of Data443 Risk Mitigation, Inc, for the year ended December 31, 2024, in this Form 10-K, filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, Texas

June 16, 2025